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                                                                     Ex 99.B8(e)

                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

                              AMENDED AND RESTATED
                                 AUGUST 1, 2006

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                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

MASTER ADMINISTRATIVE SERVICES AGREEMENT initially dated the 1st day of March, 1997, and as amended and restated on this 1st day of August, 2006, by and among Massachusetts Financial Services Company, a Delaware corporation (the "Administrator"), and each of the funds (or trusts acting on behalf of their series) identified from time to time on EXHIBIT A hereto (each a "Fund" and collectively the "Funds").

                                   WITNESSETH:

WHEREAS, the Funds have entered into Investment Advisory Agreements with the Administrator (the "Advisory Agreements") pursuant to which the Administrator provides investment advisory services to the Funds;

WHEREAS, the Funds desire to retain the Administrator to render the legal, financial administration and other administrative services required by the Funds in the manner and on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and hereinafter set forth, the parties covenant and agree as follows:

1. ADMINISTRATIVE SERVICES. The Administrator shall, at its expense (subject to Sections 2 and 3 hereof), and subject always to the control of the trustees, directors or other governing body of the Funds (referred to herein as "Trustees"), manage, supervise and conduct all of the day-to-day and ordinary course non-investment related affairs and business of the Funds and matters incidental thereto not required to be provided by the Administrator under the Advisory Agreements (together "Administrative Services"). EXHIBIT B hereto lists various categories of Administrative Services to be provided by the Administrator hereunder, it being understood that such list is not exhaustive and that the Funds may require Administrative Services in addition to those specified or referenced in EXHIBIT B. If there occurs a material change in the laws, rules or regulations governing the Funds or related Fund policies that materially increase or decrease the types or quantities of Administrative Services required by the Funds, the Funds and the Administrator shall negotiate in good faith an adjustment to the Administrative Fee payable under Section 5 hereof. In the performance of its duties, the Administrator will comply with the provisions of the Declaration of Trust and Bylaws of each Fund and applicable law, and shall comply with such compliance and other policies and procedures as the Trustees may adopt, approve or determine from time to time.

2. RESPONSIBILITY FOR CHARGES AND EXPENSES. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement and any expenses that are paid by the Funds or by a party other than the Funds on behalf of the Funds under the terms of any other agreement to which the Funds are a party or a third-party beneficiary. The Administrator further agrees to pay or cause its affiliates to pay all salaries, fees,


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and expenses of any officer or Trustee of the Funds who is an officer, director, or employee of the Administrator or an affiliate of the Administrator. The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense, provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. The Administrator shall not, under the terms of this Agreement, bear the categories of expenses listed on EXHIBIT C hereto (although the Administrator or an affiliate may bear certain of these expenses under one or more other agreements).

3. ADMINISTRATIVE SERVICES PROVIDED BY THIRD PARTIES. It is acknowledged and agreed that the Funds will require and bear the costs of administrative services to be provided by third parties in addition to Administrative Services which the Administrator is required to provide or procure at its own expense under this Agreement, such as legal services to be provided by legal counsel to the Funds and the Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Funds ("Independent Trustees"), and services to be provided to the Funds by independent accountants or other auditors or consultants which would otherwise constitute Administrative Services ("Separate Third Party Services"). It is further acknowledged and agreed that, from time to time, due to resource constraints or otherwise, the Administrator may cause or arrange for third parties to provide Administrative Services that the Administrator is required to provide or procure at its own expense under this Agreement (E.G., the use of outside legal counsel to draft routine Fund proxy statements or prospectuses) ("Outsourced Third Party Services"). Subject to any policies or procedures that are adopted by the Funds, the Administrator shall pay for the costs of any Outsourced Third Party Service unless it obtains the approval of the Trustees (or a committee or other delegate of the Trustees) for the Funds to bear some or all of such costs prior to causing or arranging for the Outsourced Third Party Service to be provided to the Funds. The parties recognize that there may be circumstances in which it is unclear as to whether a particular administrative service provided by a third party constitutes a Separate Third Party Service or an Outsourced Third Party Service. Subject to any policies or procedures that are adopted by the Funds, the Administrator shall use its best efforts to identify and bring such circumstances to the attention of the Trustees, in which case the Trustees shall, in good faith, determine whether the particular service constitutes a Separate Third Party Service or an Outsourced Third Party Service for purposes of this Agreement.(1)

4. MAINTENANCE OF BOOKS AND RECORDS. With respect to the provision of Administrative Services, the Administrator will preserve for each Fund that is registered as an investment company with the Securities and Exchange Commission (the "SEC") all records required to be maintained as prescribed by the rules and regulations of the SEC in the manner and for the time periods prescribed by such rules. The Administrator agrees that all such records shall be the property and under the control of each Fund for which they are maintained and shall be made

----------
1) The Funds/Trustees and the Administrator may from time to time develop written policies designed to delineate various administrative services and responsibilities to be provided by third party service providers to the Funds or the Independent Trustees (for which the Funds bear the associated expenses), on the one hand, and those to be provided by the Administrator at is own expense, on the other, as well as procedures to be followed by the Administrator in utilizing third party service providers on behalf of the Funds. In this regard, reference is made to the document entitled "Role of Ropes & Gray LLP as Counsel to the MFS Funds and the Independent Trustees," as it may be amended from time to time.


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available, within five business days of any request therefore, to the Fund's
Trustees or independent accountants during regular business hours at the Administrator's offices. In the event of termination of this Agreement for any reason, all such records shall be returned, without charge, promptly to the appropriate Fund, free from any claim or retention of rights by the Administrator, except that the Administrator may retain copies of such records.

5. ADMINISTRATIVE FEE. Each Fund shall pay the Administrator a fee as agreed to from time to time and as set forth in Exhibit D hereto (the "Administrative Fee"). The Administrative Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Administrator on the second to last business day of each calendar month. If this Agreement becomes effective or terminates before the end of any calendar month, the Administrative Fee for the period from the effective date to the end of such calendar month or from the beginning of such calendar month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

6. NON-EXCLUSIVITY. The services of the Administrator to the Funds hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others.

7. STANDARD OF CARE. Neither the Administrator, nor any of its directors, officers, stockholders, agents or employees, shall be liable or responsible to any Fund or its shareholders for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by the Administrator of its duties under this Agreement, except for liability resulting from (a) willful misfeasance, (b) bad faith, (c) gross negligence, or (d) reckless disregard by the Administrator of its obligations and duties under this Agreement.

8. TERM, TERMINATION, AMENDMENT AND ASSIGNMENT. This Agreement shall begin on the date first written above and shall continue indefinitely with respect to each Fund until terminated as follows:

     (i) the Agreement may be terminated at any time, without payment of any penalty, by the Trustees of the Fund upon sixty (60) days' written notice to the Administrator;

     (ii) the Agreement may be terminated by the Administrator with respect to any Fund at any time upon sixty (60) days' written notice to the Fund; and

     (iii) if the Trustees of the Fund, including a majority of the Independent Trustees, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

     This Agreement may be amended at any time by a written agreement executed by each party hereto and may be assigned with respect to any Fund only with the written consent of the Fund and the Administrator.


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9. MISCELLANEOUS.

     A. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     B. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

     C. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     D. JOINDER OF FUNDS. In the event that additional funds are created from time to time which desire to retain the Administrator to provide them with Administrative Services pursuant to this Agreement, the Administrator and the additional fund may jointly amend SCHEDULE A hereto to add the additional fund, and the additional fund shall thereafter be deemed a "Fund" for all purposes of this Agreement. The consent of the other parties to this Agreement shall not be required to amend SCHEDULE A hereto.

     E. SCOPE OF FUND'S OBLIGATIONS. A copy of the Declaration of Trust of each Fund (or trust of which the Fund is a series) organized as a Massachusetts business trust (each a "Trust"), is on file with the Secretary of State of The Commonwealth of Massachusetts. The Administrator acknowledges that the obligations of or arising out of this Agreement are not binding upon any of a Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest thereunder and hereunder. If this Agreement is executed by a Trust on behalf of one or more series of the Trust, the Administrator further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf the Trust has executed this Agreement. The Administrator also agrees that the obligations of each Fund hereunder shall be several and not joint nor joint and several, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affiliated, as of the date first written above.

                                        On behalf of the MFS Family of Funds,
                                        MFS Closed-End Funds and MFS
                                        Institutional Funds listed on Exhibit A
                                        hereto


                                        By:  /s/ J. ATWOOD IVES
                                            ------------------------------------
                                            J. Atwood Ives
                                            Chair of the Trustees


                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY


                                        By:  /s/ ROBERT C. POZEN
                                            ------------------------------------
                                            Robert C. Pozen
                                            Chairman


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                                                          As of __________, 2006

              MASTER ADMINISTRATIVE SERVICES AGREEMENT - EXHIBIT A

FUNDS

     I.   MFS FAMILY OF FUNDS

          MFS SERIES TRUST I:

               MFS Cash Reserve Fund
               MFS Core Equity Fund
               MFS Core Growth Fund
               MFS New Discovery Fund
               MFS Research International Fund
               MFS Strategic Growth Fund
               MFS Technology Fund
               MFS Value Fund

          MFS SERIES TRUST II:

               MFS Emerging Growth Fund

          MFS SERIES TRUST III:

               MFS High Income Fund
               MFS High Yield Opportunities Fund
               MFS MunicipalHigh Income Fund

          MFS SERIES TRUST IV:

               MFS Government Money Market Fund
               MFS Mid Cap Growth Fund
               MFS Money Market Fund
               MFS Municipal Bond Fund

          MFS SERIES TRUST V:

               MFS International New Discovery Fund
               MFS Research Fund
               MFS Total Return Fund

          MFS SERIES TRUST VI:

               MFS Global Equity Fund
               MFS Global Total Return Fund
               MFS Utilities Fund

          MFS SERIES TRUST VII:

               MFS Capital Opportunities Fund

          MFS SERIES TRUST VIII:

               MFS Global Growth Fund
               MFS Strategic Income Fund


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          MFS SERIES TRUST IX:

               MFS  Bond Fund
               MFS Inflation-Adjusted Bond Fund
               MFS  Intermediate Investment Grade Bond Fund
               MFS Limited Maturity Fund
               MFS  Municipal Limited Maturity Fund
               MFS  Research Bond Fund
               MFS  Research Bond Fund J

          MFS SERIES TRUST X:

               MFS Aggressive Growth Allocation Fund
               MFS Conservative Allocation Fund
               MFS Emerging Markets Debt Fund
               MFS Emerging Markets Equity Fund
               MFS Floating Rate High Income Fund
               MFS Growth Allocation Fund
               MFS International Diversification Fund
               MFS International Growth Fund
               MFS International Value Fund
               MFS Moderate Allocation Fund
               MFS New Endeavor Fund
               MFS Strategic Value Fund

          MFS SERIES TRUST XI:

               MFS Mid Cap Value Fund
               MFS Union Standard Equity Fund

          MFS SERIES TRUST XII:

               MFS Lifetime Retirement Income Fund
               MFS Lifetime 2010 Fund
               MFS Lifetime 2020 Fund
               MFS Lifetime 2030 Fund
               MFS Lifetime 2040 Fund
               MFS Sector Rotational Fund

          MFS SERIES TRUST XIII:

               MFS Diversified Income Fund
               MFS Government Securities Fund

          MFS MUNICIPAL SERIES TRUST:

               MFS Alabama Municipal Bond Fund
               MFS Arkansas Municipal Bond Fund
               MFS California Municipal Bond Fund
               MFS Florida Municipal Bond Fund
               MFS Georgia Municipal Bond Fund
               MFS Maryland Municipal Bond Fund
               MFS Massachusetts Municipal Bond Fund
               MFS Mississippi Municipal Bond Fund
               MFS New York Municipal Bond Fund
               MFS North Carolina Municipal Bond Fund
               MFS Pennsylvania Municipal Bond Fund
               MFS South Carolina Municipal Bond Fund
               MFS Tennessee Municipal Bond Fund
               MFS Virginia Municipal Bond Fund
               MFS West Virginia Municipal Bond Fund


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               MFS Municipal Income Fund

          MFS Growth Opportunities Fund

          Massachusetts Investors Growth Stock Fund

          MFS Government Limited Maturity Fund

          Massachusetts Investors Trust

     II.  MFS CLOSED-END FUNDS

               MFS Charter Income Trust
               MFS Government Markets Income Trust
               MFS Intermediate Income Trust
               MFS Multimarket Income Trust
               MFS Municipal Income Trust
               MFS Special Value Trust

     III. MFS INSTITUTIONAL FUNDS

          MFS INSTITUTIONAL TRUST:

               MFS Institutional International Equity Fund
               MFS Institutional International Research Equity Fund MFS Institutional Large Cap Growth Fund
               MFS Institutional Large Cap Value Fund

          MFS VARIABLE INSURANCE TRUST:

               MFS Capital Opportunities Series
               MFS Emerging Growth Series
               MFS Global Equity Series
               MFS High Income Series
               MFS Investors Growth Stock Series
               MFS Investors Trust Series
               MFS Mid Cap Growth Series
               MFS Money Market Series
               MFS New Discovery Series
               MFS Research Bond Series
               MFS Research International Series
               MFS Research Series
               MFS Strategic Income Series
               MFS Total Return Series
               MFS Utilities Series
               MFS Value Series


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                                                                       EXHIBIT B

                             ADMINISTRATION SERVICES

I.   FINANCIAL ADMINISTRATIVE SERVICES.

     A.   GENERAL SERVICES.

     1. Prepare such financial information of the Fund as is reasonably necessary for reports to shareholders of the Fund, reports to the Fund's Trustees and officers, and reports to appropriate regulatory authorities including, without limitation, prospectuses, shareholder reports, shareholder notices, proxy statements and other periodic reports and render statements or copies of records as from time to time are reasonably requested by the Fund.

     2. Facilitate audits of accounts by the Fund's independent public accountants or by any of the auditors employed or engaged by the Fund or by any regulatory body with jurisdiction over the Fund. Coordinate with, and monitor the performance of, the custodian banks retained by the Fund to perform the necessary custodial services for the Fund including, without limitation, the safekeeping of the funds and securities.

     3. Negotiate contracts for computing the Fund's net asset value per share, and, if applicable, its public offering price and/or its daily dividend rates and money market yields and other investment performance quotations, in accordance with sub-paragraph C below, and oversee the notification to the Fund and such other persons as the Fund may reasonably request of the net asset value per share, the public offering price and/or its daily dividend rates and money market yields and other investment performance quotations (with the expenses under such contracts to be paid separately by the Funds).

     B. VALUATION OF SECURITIES. The Administrator shall ensure that the value of the Fund's securities is computed in accordance with governing law, rules and regulations, the Fund's governing instruments and subject to the oversight and direction of the Fund's Trustees. The Administrator shall oversee the use of one or more external pricing services (at the separate expense of the Funds) to provide the value of a Fund's securities, including broker/dealers, provided that the Fund's Trustees or a committee or an individual designated by the Fund's Trustees has approved the use of such pricing services.

     The Administrator shall administer the Valuation Policies approved by the Trustees for the Fund, including the implementation and application of fair valuation methods and security valuation factors for applicable securities and other assets, including those provided by third-party service providers at the expense of the Funds, and provide such


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     reports to the Fund's Trustees or a committee thereof as is required by such Policies or otherwise requested.

     C. COMPUTATION OF NET ASSET VALUE, PUBLIC OFFERING PRICE, DAILY DIVIDEND RATES AND PERFORMANCE QUOTATIONS. The Administrator shall assure that the Fund's net asset value, net income, public offering price, dividend rates and money market yields, if applicable, and other investment performance quotations are calculated in a manner and at such time or times as the Fund shall direct and in accordance with governing law, rules and regulations and the Fund's governing instruments and subject to the oversight and direction of the Fund's Trustees. The Administrator will oversee the computation of the net asset value and public offering price as calculated by service providers of the Funds.

     D. OTHER FINANCIAL ADMINISTRATION SERVICES.

     1. Provide Treasurers or Assistant Treasurers to serve as officers of the Fund;

     2. Coordinate the meetings of the Audit Committees of the Fund, assure that meetings are scheduled and that agendas are prepared; participate in meetings of the Audit Committee;

     3. Review contracts and negotiate fees for the Fund for services such as independent audit fees, custodian fees, bank lines of credit, transfer agent fees and the fees of other service providers to the Fund;

     4. Oversee the preparation of accounting records by service providers of the Fund required to be maintained by the Fund. Assure that any audit of Fund records is coordinated and completed timely;

     5. Direct the preparation of Fund Financial Statements and Footnotes included in shareholder and other regulatory reports. Assure that all statements and disclosures are in accordance with generally accepted accounting principles and that disclosures meet current regulatory or accounting requirements. Establish and maintain disclosure controls and internal controls over financial reporting to assist in the Funds' officers certification under the Sarbanes-Oxley Act of 2002;

     6. Calculate and/or oversee the calculation of income and capital gain distributions for applicable funds. Assure that all distributions of the Fund meet the distribution and excise tax requirements to assure qualification and to minimize taxes paid by the Fund;

     7. Establish the tax policies and procedures for the Fund; maintain procedures and policies with respect to tax matters; maintain or oversee the maintenance of certain tax accounting records of the Fund; complete or review tax returns and excise tax forms for the Fund; assist in preparing the 1099-DIV information delivered to shareholders;


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     8.   Prepare materials for the Trustees of the Fund and committees thereof, including materials for board meetings and in connection with the renewal of investment advisory and distribution contracts;

     9. Direct the accrual of Fund expenses; review and approve all invoices submitted to the Fund;

     10. Calculate total return and other performance information for each Fund and its respective classes;

     11. Prepare and file or oversee preparation and review the Funds' annual and semi-annual N-CSR and other periodic reports; and

     12.  Administer the Funds' securities lending program.

II.  LEGAL ADMINISTRATIVE SERVICES.

     A.   ORGANIZATIONAL MATTERS AND INITIAL REGISTRATION.

     1. Draft, negotiate as appropriate, and file with appropriate regulatory authorities the Fund's charter documents, service contracts, and registration statement or other similar registration documentation (the "Registration Statement"), except that the out-of-pocket expenses incurred in connection therewith shall be paid by the Funds;

     2. Otherwise arrange for and oversee registration and qualification of the Fund's shares, except that the out-of-pocket expenses incurred in connection therewith shall be paid by the Funds.

     B.   ONGOING REGULATORY FILINGS, REPORTS AND MEETINGS.

     1. Prepare and file with appropriate regulatory authorities amendments to the Fund's Registration Statement, and supplements to the Fund's prospectus and statement of additional information;

     2. Design and draft documents or materials required to be prepared by or on behalf of the Fund for distribution to shareholders of the Fund, the Fund's Trustees and officers and any governmental officers or commissions as required of the Fund including, without limitation, prospectuses, shareholder reports, shareholder notices and proxy statements;

     3. Prepare and file or oversee preparation and review and provide legal guidance on the Fund's annual, semi-annual and other periodic reports and tax filings and reports;


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     4.   Establish and maintain a disclosure controls and procedures program to assist in the Funds' officers certification under the Sarbanes-Oxley Act of 2002;

     5. Develop or assist in developing guidelines and procedures to improve overall compliance by the Funds;

     6. Provide consultation and advice for resolving compliance questions together with the Funds' outside legal counsel;

     7. Prepare and file with appropriate regulatory authorities various reports in order to maintain the Fund's status in good standing;

     8.   Arrange for and attend shareholders' meetings;

     9. Prepare the Fund's representatives who will attend shareholder meetings and all necessary materials in connection with such meetings including, without limitation, a written script for such meetings, minutes and any follow-up documents.

     C.   SECURITIES TRADING AND INVESTMENT PRACTICES.

     1. Review and negotiate private placement and municipal securities offering documentation and provide legal guidance on transfer restrictions;

     2. Provide guidance on legal considerations relating to the types and levels of ownership of securities, including foreign securities;

     3. Draft and negotiate documentation necessary to permit the Fund to engage in a variety of derivative and securities trading practices and provide legal guidance with respect to these practices.

     D. REGULATED ACTIVITIES. Applicable securities laws regulate numerous aspects of the Fund's business, including such matters as the Fund's: prospectus disclosure; investment activities; affiliated transactions; investment in senior securities; sales, redemptions and exchanges; distribution of income and capital gains; distribution of Fund shares; board composition; code of ethics; fidelity bond; custodial services; and investment advisory and distribution contracts. The Administrator will provide the Fund with legal guidance with respect to these matters and to the general application of securities laws to the Fund's business.

     E. TAX CONSIDERATIONS. Procure legal guidance with respect to the application of tax rules to the Fund and analysis from a tax perspective new types of securities, investment practices and investment products or practices as may be appropriate for the Fund (it being understood that such legal guidance and analysis provided by third-parties will be at the expense of the Fund).


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     F. BOARD MATTERS.

     1. Coordinate and prepare agendas and materials for and attend board and committee meetings, draft and keep records of minutes of such meetings, and coordinate any follow up issues; and

     2. Provide advice and guidance and prepare materials on legal issues relevant to the Fund's business, including composition of the governing board.

     G. MISCELLANEOUS/EXTRAORDINARY EVENTS.

     1. Supervise outside legal counsel retained at the expense of the Fund with respect to litigation brought by the Fund and against the Fund and negotiate litigation settlements and pre-litigation settlements and work-out arrangements;

     2. Obtain the required documentation to be filed in connection with any lawsuits against the Fund and provide information or expertise on administrative matters affecting such litigation;

     3. Provide legal guidance on alternative distribution structures for the Fund's shares (such as the adoption of a multiple class structure);

     4. Review all contracts concerning the acquisition of other investment companies or the liquidation of the Fund, draft, negotiate and file various documentation required in connection therewith, provide guidance on the manner such transactions should be structured to comply with applicable law and obtain at the Fund's expense legal opinions and regulatory authority rulings necessary for such transactions to comply with applicable law;

     5. Seek formal guidance from regulatory authorities concerning the application of various regulations to the Fund and seek exemptive relief where appropriate; and

     6. Provide or arrange for all other legal services that constitute Administrative Services required by the Fund and not otherwise provided for under this Agreement (it being understood that various legal services will be provided to the Fund and the Independent Trustees at the expense of the Funds, as described in Section 3 of the Agreement).


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III. OTHER ADMINISTRATIVE SERVICES.

     1. Arrange for persons or other entities to serve as transfer agent, registrar or dividend disbursing agent as required by the Fund, and provide legal guidance on applicable laws regulating such agents;

     2. Arrange for consideration by the Board of appropriate or necessary insurance coverage for the Fund;

     3. Develop and implement procedures to monitor each Fund's compliance with:

          - Regulatory requirements as required by Rule 38a-1 of the Investment Company Act of 1940, as amended;

          - Each Fund's investment policies and restrictions as set forth in each Fund's currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended;

          - Establishing and maintaining an anti-money laundering program to assist in the Funds' compliance with the USA Patriot Act and the Bank Secrecy Act;

          -    Performing IRS sub-Chapter M testing;

          - Reviewing and filing with the NASD semi-annual and annual reports;

          - Assisting in training of certain MFS personnel including Portfolio Managers and other investment staff;

          - Monitoring "Access Persons" transactions and their adherence under the terms of the Funds' Code of Ethics Policy;

          - Providing assistance and resources to the Funds' Independent Chief Compliance Officer ("ICCO") as requested by the ICCO.


     4. Prepare, and arrange for the printing and mailing of, any necessary investment communications;

     5. Arrange for the printing and mailing of any documents or written materials required to be prepared by or on behalf of the Fund including, without limitation, stock certificates, prospectuses, shareholder reports, shareholder notices, proxy statements and reports to governmental officers and commissions;

     6. Arrange for any other printing, production and delivery services required of the Fund and not otherwise specifically provided for under this Agreement;

     7. Provide a system of internal controls adequate to carry-out the business of the Fund and arrange for the annual report on internal controls of the Fund and its agents;

     8. Review the Fund's disclosure documents to ensure that disclosures and policies conform to the Fund's actual operation;


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     9.   Provide for the calculation and timely disbursement of appropriate regulatory authority registration fees; and

     10. Oversee and assist in the coordination of, and as the Trustees may reasonably request or deem appropriate, make reports and recommendations to the Trustees on, the performance of administrative and professional services rendered to the Fund by others, including the custodian, accountants, attorneys, underwriters, brokers and dealers, insurers, banks, transfer agents and dividend disbursing agents and such other persons in any such other capacity deemed necessary or desirable by the Trustees.


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                                                                       EXHIBIT C

                    CATEGORIES OF NON-ADMINISTRATOR EXPENSES

a. The fees and expenses described in Article 2(b) or Section 2.2(b) of the MFS Family of Funds' Advisory Agreements and Article 5 of the MFS/Sun Life Series Trust and Compass Product's Advisory Agreements.

b. Investment advisory fees and other expenses associated with the investment management of the Funds' portfolios.

c. Costs of brokerage fees, commissions, ticket charges and transfer taxes in connection with the purchase and sale of portfolio securities and other assets for the Funds.

d. Distribution and marketing expenses of the Funds, including Rule 12b-1 fees.

e. Expenses of the Funds for transfer agent(s), registrar(s) and dividend disbursing agent(s).

f.   Expenses of the Funds for custodian(s) and related custodial services.

g. Except as described in Section 3 of the Agreement, costs of Fund accounting services provided by third parties to the Funds, including the fund accounting services of the type currently provided by State Street Bank to the MFS Funds.

h. Except as described in Section 3 of the Agreement, costs of services provided by independent accountants and outside legal and tax counsel to the Funds and the Independent Trustees.

i.   Taxes, if any, levied against the Funds.

j. Costs, including interest expenses, commitment fees, facilities fees and unused line fees of any borrowings made by the Funds.

k. The Funds' allocable portion of the fidelity bond required by Section 17(g) of the Investment Company Act of 1940, and directors' and officers' liability and other insurance premiums.

l. Proxy filing fees and the costs of printing and mailing of any proxy materials for meetings of shareholders' of the Funds.

m. All applicable registration and filing fees required to be paid by the Funds under federal and state securities laws.

n. The Funds' allocable portion of expenses of obtaining quotations and other pricing information for calculating the value of the Fund's net assets, including the costs of independent pricing services.

o. Fees, expenses and other compensation of or payable by the Funds to Independent Trustees, including expenses to maintain the Independent Trustees' retirement plan, including actuarial services provided by Watson Wyatt Wordwide.

p. Printing, mailing and filing costs associated with the preparation and distribution of registration statements, prospectuses and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities.

q. Extraordinary expenses as may arise, including judgments and expenses incurred in connection with litigation, bankruptcies, workouts and restructurings, proceedings and other claims against the Funds, and the legal obligations of the


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     Funds to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto.

r. The Funds' allocable portion of dues for membership in various industry organizations, including the Investment Company Institute, the Independent Directors' Forum and the Mutual Funds Directors Forum.

s. The costs of third-party software used for the Funds' financial reporting, N-SAR reporting, tax preparation and registration statement preparation as appropriately allocated to the Funds.

t. Costs of third-party tax notification services used for the Funds (E.G., Ernst & Young's PFIC list).

u. The costs of third-party legal advice regarding state tax law issues for the municipal Funds.

v. The allocable costs of third-party legal services to review loan documentation for the MFS Floating Rate High Income Fund and other Funds that purchase bank loans.

w. The costs of third-party legal, accounting or other expert advice incurred in connection with an examination, investigation, enforcement proceeding, litigation or other regulatory proceeding of or against the Funds.


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                                                                       EXHIBIT D

                               ADMINISTRATIVE FEE

     In return for the Administrative Services provided by the Administrator under this Agreement, each Fund shall pay the Administrator fees as described below:

     (i) FIXED FEE: Regardless of asset size, each Fund shall pay an annual fee to the Administrator in the amount of $17,500.

     (ii) ASSET-BASED FEE: In addition to the Fixed Fee, each Fund, other than Funds that invest substantially all of their assets in other Funds ("Asset Allocation Funds")(2), shall pay a fee at the following annual rates, stated as a percentage of the average daily net assets of the Fund:

     0.0000% on average daily net assets from $0 to $50 million;

     0.0175% on average daily net assets in excess of $50 million and less than or equal to $750 million;

     0.0170% on average daily net assets in excess of $750 million and less than or equal to $1.5 billion;

     0.0165% on average daily net assets in excess of $1.5 billion and less than or equal to $2.5 billion;

     0.0120% on average daily net assets in excess of $2.5 billion and less than or equal to $4.0 billion; and

     0.0000% on average daily net assets in excess of $4.0 billion.

     (iii) ADJUSTMENT BASED ON AGGREGATE NET ASSETS.

     For purposes of this paragraph (iii), the term "Base Annual Asset-Based Fees" shall mean the total amount of Asset-Based Fees payable to the Administrator hereunder for a one year period assuming that the aggregate net assets of all Funds that pay Asset-Based Fees remain at the same level throughout the entire annual period as they were on the June 30 immediately preceding the commencement of such one year period. Further, the term "Maximum Annual Asset-Based Fees" for any one year period shall be equal to the product of the Base Annual Asset-Based Fees for all Funds for such period and 1.30; and the term "Minimum Annual Asset-Based Fees" for any one year period shall be equal to the product of the Base Annual Asset-Based Fees for all Funds for such period and 0.70.

     Notwithstanding paragraph (ii) above, with respect to the one year period commencing on the date of execution of this Agreement (August 1, 2006) and each one year period thereafter (each a "Contract Year"), the total Asset-Based Fees received by the Administrator shall not exceed the Maximum Annual Asset-Based Fees for such Contract Year nor be less than the Minimum Asset-Based Fees for such Contract Year. If this Agreement remains in effect for less

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(2)  The Asset Allocation Funds will only be charged the fixed fee of $17,500.
     The Asset Allocation Funds already incur administrative services fees indirectly through their holdings in the underlying Funds.


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than a full Contract Year, the Maximum and Minimum Annual Asset-Based Fees
for purposes of applying this provision shall be reduced pro rata based on the portion of the Contract Year that the Agreement is in effect.

     In the event that the Administrator is paid an amount equal to the Maximum Annual Asset-Based Fees for any Contract Year, the Funds shall cease to pay any Asset-Based Fees hereunder for the remainder of such Contract Year. The Administrator and the Trustees shall discuss and agree on an appropriate method to accrue the Administrative Fee on the books of the Funds in such circumstance.

     If, after completion of a Contract Year, less than the Minimum Annual Asset-Based Fees has been paid or is payable to the Administrator for such Contract Year, the Funds shall pay an additional amount of Asset Based Fees (a "Catch Up Payment") to the Administrator to bring the total up to the level of the Minimum Annual Asset-Based Fees for such Contract Year, such Catch Up Payment to be allocated pro rata among the Funds that pay Asset Based Fees based on their relative net assets at the end of such Contract Year.


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